Exhibit 10.10

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 13, 2020, is entered into by and between Broadmark Realty Capital Inc. (formerly known as Trinity Sub Inc.), a Maryland corporation (the “Company”), and Joanne Van Sickle, an individual (“Employee”).

RECITALS

WHEREAS, the Company and the Employee previously entered into that certain Employment Agreement dated as of August 9, 2019 (the “Agreement”);

WHEREAS, the Employee has provided written notice of her intent to retire effective as of January 31, 2020;

WHEREAS, in connection with her retirement, the Employee has agreed to provide the Company with transitional accounting services from February 1, 2020 until April 30, 2020 as a part-time, hourly employee;

WHEREAS, the parties retained the right to amend the Agreement pursuant to Section 13(g); and

WHEREAS, the parties desire to amend certain provisions of the Agreement to reflect the Employee’s retirement.

AGREEMENT

NOW, THEREFORE, effective as of February 1, 2020, in consideration of Employee’s continued employment with the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree that the Agreement is amended as follows:

1.           By deleting Section 1 in its entirety and replacing it with the following:

“Employment. The Company shall employ Employee, and Employee accepts employment with the Company, upon the terms and conditions set forth in this Agreement. Employee’s term of employment hereunder shall commence at the Effective Time and continue until April 30, 2020 (the “Employment Period”). The Company or Employee may terminate this Agreement and Employee’s employment at any time during the Employment Period with prior written notice to the other party.”

2.           By deleting Section 2 in its entirety and replacing it with the following

“Position and Duties.

(a)               Beginning February 1, 2020, Employee shall serve as an hourly accounting employee of the Company, and shall have the usual and customary duties, responsibilities and authority of such an accounting employee. Employee acknowledges and agrees that she shall perform her duties and responsibilities faithfully and to the best of her abilities in a businesslike manner.

(b)               Employee shall report to the Chief Financial Officer and Controller of the Company, shall work on a part-time basis for the Company and shall devote no more than ten (10) hours per week to the business and affairs of the Company.”

3.            By deleting Section 3 in its entirety and replacing it with the following

“Compensation and Expenses.

(a)               Hourly Rate. From February 1, 2020 until the end of the Employment Period, Employee’s compensation will be paid by the Company at an hourly rate of $90 per hour, which shall be payable in regular installments in accordance with the Company’s general payroll practices. Payment of Employee’s compensation is conditioned on the Employee’s timely submission of the hours worked per week, in a manner and form as reasonably acceptable to the Company in its sole discretion.

(b)               Equipment. The Company shall provide Employee with all equipment and materials necessary to perform her duties under this Agreement in a manner consistent with the Company’s applicable policies, including, but not limited to, a computer and a remote connection.

(c)               Benefits. Employee will be not eligible to participate or to continue to participate in any employee benefit plans as are generally made available by the Company to their employees. However, the Employee may elect to continue existing health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 at her own cost.”

4.            By deleting Section 4 in its entirety and replacing it with the following

“Reserved.”

5.            By deleting Section 10 in its entirety and replacing it with the following

“Reserved.”

6.            The Employee and the Company mutually agree that except for the sections amended above, all other sections of the Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BROADMARK REALTY CAPITAL INC.

By:	/s/ Jeffrey B. Pyatt
Name:	Jeffrey B. Pyatt
Title:	President and Chief Executive Officer

/s/ Joanne Van Sickle
Joanne Van Sickle

SIGNATURE PAGE TO AMENDMENT